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                                                                    EXHIBIT 10.H
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is entered into as of the 14th day of February, 1994 between GREYHOUND FINANCIAL CORPORATION, a Delaware corporation, ("GFC") on behalf of itself and, following the closing of the Acquisition discussed below, on behalf of Fleet Factors Corp., d/b/a Ambassador Factors Corp. and its successors ("Ambassador") and THOMAS C. PARRINELLO ("Executive").

                                  WITNESSETH:

         WHEREAS, upon consummation of the acquisition by GFC of the stock of Ambassador from Fleet Financial Group, Inc. (the "Acquisition"), Ambassador will be engaged in the factoring and financing business as a subsidiary of GFC; and

         WHEREAS, Executive is an officer of Heller Financial ("Previous Employer"); and

         WHEREAS, Executive will be, promptly following consummation of the Acquisition, elected a Senior Executive Vice President of Ambassador by the Board of Directors of Ambassador (the "Board") and a Senior Vice President of GFC by the GFC Board of Directors (the "GFC Board"); and

         WHEREAS, Executive has agreed to render services to Ambassador or any successor affiliated with GFC under this Agreement; and

         WHEREAS, the purpose of this Agreement is to provide a statement in writing of the respective responsibilities and agreements of GFC, Ambassador and Executive with respect to Executive's employment by Ambassador and its successors.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, GFC, on behalf of itself and Ambassador upon the Acquisition, and Executive agree as follows:

         1.      Employment and Term.

                 Executive shall serve as Senior Executive Vice President of Ambassador. The term of Executive's employment shall commence no later than 35 days after the consummation of the Acquisition (the "Effective Date") and will continue until the third anniversary of the Effective Date (the "Term"). As used herein, "Ambassador" includes any successor entity, unless expressly stated to the contrary. In addition, promptly following the Acquisition, or sooner if possible, the GFC Board shall elect Executive as a Senior Vice President of GFC.

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           2.     Duties

                 (a) As Senior Executive Vice President of Ambassador, Executive shall devote all of his business time to the responsibilities delegated to Executive by the Board, the Chairman of the Board or the Chief Executive Officer of Ambassador. Executive shall report directly to the Chairman and Chief Executive Officer of GFC. During the initial phase, up to 6 months, of the Term, Executive shall act as a Senior Executive Vice President performing duties with respect to Ambassador traditionally delegated to chief
operating officers of a company.   It is intended that during the initial
phase, Howard Rubin shall act as the President of Ambassador. Upon Mr. Rubin's resignation or following the initial term, whichever occurs earlier, and for the balance of the Term, Executive shall act as President of Ambassador and shall be elected to the Board. Executive shall be responsible for the day-to-day management of the affairs of Ambassador, subject to the direction of the Board, the Chairman and Chief Executive Officer of Ambassador and direction of any parent corporation. Additional titles within Ambassador may be granted to Executive if Ambassador remains a distinct operating entity.

                 (b) Notwithstanding the above, GFC may merge, consolidate or sell the stock or assets of Ambassador with or into GFC or any other affiliated entity, or otherwise dissolve or liquidate Ambassador without restriction, and Executive's title(s) given to him with respect to Ambassador may be changed by the new board of directors, in its discretion. It is intended, in that event, that Executive would retain the title of Senior Vice President of GFC (unless GFC revises the titles of similar positions generally, in which case Executive shall be given the equivalent title), and that he would not carry over titles or Board positions assigned to him at Ambassador. Executive's general duties shall continue with respect to Ambassador's operations to be as outlined above without regard to the status of Ambassador as a separate legal entity or the title(s) given Executive. Nothing herein, however, shall restrict the Company's right to allocate rights, duties and responsibilities among its various subsidiaries, divisions and personnel.

         3.      Compensation, Benefits and Business Expenses.

                 Ambassador shall pay and provide to Executive as compensation for his services:

                 (a) A reimbursement up to $50,000 in the event and to the extent the Previous Employer does not pay all or part of Executive's 1993 annual bonus to which he would have been entitled had he remained with Previous Employer, substantiated to GFC's satisfaction; Executive shall be entitled to the difference between the bonus he actually receives from Previous Employer and the amount he otherwise would have been entitled;

                 (b) A base salary ("Base Compensation") of $200,000 per year. Base Compensation shall be subject to merit increases from time to time as determined by the Board. Executive's Base Compensation shall be reviewed annually for the express purpose of considering increases. Base Compensation shall be payable in such installments as are fixed for salaried employees of Ambassador generally;





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                 (c)  Incentive awards, options and restricted or performance stock and incentive plans participation in accordance with terms and provisions of such plans as shall be adopted from time to time by the Board or the stockholders of Ambassador, including, without limitation, participation in Ambassador's Management Incentive Plan ("MIP") and GFC's Performance Share Incentive Plan ("PSIP"). Executive shall participate in the Ambassador's MIP at a target percentage of 40% of annual earnings from Base Compensation (as adjusted from time to time) and in GFC's 1994-1996 and subsequent PSIPs at a target percentage of 30% of Base Compensation;

                 (d) (i) Pension benefits, health insurance, fitness programs, life insurance, accidental death and dismemberment benefits, in each case in accordance with the terms and provisions of such plans and the policies of Ambassador Factors; and (ii), executive medical benefits, deferred compensation plans and reimbursement of dues and expenses for club memberships in accordance with the terms and provisions of such plans and the policies of Ambassador or, if none, of GFC; and

                 (e) Prompt reimbursement in accordance with Ambassador policies of his reasonable travel and business expenses incurred in connection with his employment hereunder.

         4.      Community Service.

                 Executive shall be free to serve as a director or officer or both of such not-for-profit corporations as he may desire and to join and participate in such committees for community or national affairs as he may select.

         5.      Conflicts.

                 Executive shall not be engaged in or employed by any other person, firm or corporation, in any other business or enterprise whatsoever during the term of this Agreement without the written permission of GFC. Executive shall not at any time, in any manner, directly or indirectly, publish, communicate or disclose to any person, firm or corporation any confidential or non- public information of any kind concerning any matter relating to the business of Ambassador, GFC, or any of their affiliates (collectively, the "Company"), the publication, communication or disclosure of which may adversely affect the interests of the Company.

         6.      Use of Information and Name.

                 Executive recognizes and acknowledges that the name, trade or service marks, records and confidential plans of the Company's business together with its list of customers constitute valuable, special and unique assets of the Company's business. Accordingly, at no time either during or after the term of this Agreement, shall Executive use such name, marks, records or plans of the Company's business nor the list of customers of the Company or disclose them or





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any part thereof to any person, firm, corporation, association or other entity for any reason or purpose whatsoever.


         7.      Default by Company.

                 In the event Ambassador commits a breach or default under this Agreement, and provided Executive shall not have first breached or defaulted under this Agreement, Ambassador shall nevertheless make each and every payment of Base Compensation which would have been otherwise payable to the end of the Term plus a pro-rata amount of MIP calculated at target performance through the date any termination of employment arising from such breach or default.

         8.      Resignation.

                 In the event Executive wishes to resign as Senior Executive Vice President or any successive position of Ambassador, or as Senior Vice President of GFC, he may do so by providing the Board or the GFC Board with at least one hundred eighty (180) days' written notice of his decision to resign (not to exceed the remaining term of this Agreement), and this Agreement shall terminate as of the date specified in the notice. In the event that such notice is given by Executive he shall, if requested by the Board, participate during the remainder of his employment in the recruitment of a successor and in an orderly transition of administration of Executive's duties with Ambassador.

         9.      Termination.

                 (a) Ambassador or GFC may terminate this Agreement at any time if:

                 (i) Executive, by reason of physical or mental illness, shall have been unable to perform satisfactorily the services to be rendered by him hereunder for a consecutive period of one hundred eighty (180) days; or

                 (ii) Executive, after notice, shall continue to violate or fail to comply with any of the material terms or provisions hereof; or

                 (iii) Executive shall be convicted of a felony involving moral turpitude (meaning a crime that includes the commission of an act of gross depravity or dishonesty); provided, however, Executive may be suspended from employment without pay during the pendency of any proceeding which could result in any such adjudication or conviction.

                 (b) Any party may terminate this Agreement if the closing of the Acquisition shall not have occurred by February 28, 1994.

         10.     Non-Competition.





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                 If Executive leaves the employ of Ambassador prior to the
normal expiration date of the Term, or if his employment is terminated by Ambassador or GFC for cause pursuant to paragraph 9 of this Agreement, Executive shall not directly or indirectly (including without limitation being employed by an entity that does any of the following) solicit or assist in the solicitation of any customers, active identified prospective customers or employees of the Company, nor shall Executive directly or indirectly (as noted above) use or disclose any confidential information concerning the Company or its customers, suppliers, personnel, policies, procedures business plans or prospects, or otherwise held in confidence. This restriction, along with the restrictions contained in sections 5 (excluding the first sentence) and 6, shall survive the termination of this Agreement.

         11.     Entire Agreement.

                 This Agreement constitutes the entire agreement, and understanding with respect to the employment of Executive by Ambassador and appointment as an officer of GFC and supersedes any and all prior agreements and understandings, whether oral or written, relating thereto. This Agreement shall not be modified or amended except by written agreement signed by Executive and by a representative of GFC pursuant to a duly adopted resolution of its Board authorizing approval of such modification or amendment.

         12.     Partial Invalidity.

                 The invalidity, by statute, court decision or otherwise, of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision hereof.

         13.     Governing Law.

                 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Arizona.

         14.     Assigns.

                 This Agreement shall be binding upon and inure to the benefit of Executive and his estate, and GFC and Ambassador, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by Executive without consent of Ambassador. Notwithstanding the foregoing, Executive acknowledges and understands that Executive is bound by this Agreement until the closing of the Acquisition even though the obligation to hire Executive is contingent on that event.

         15.     Arbitration.

                 (a) All controversies or claims arising between the parties, including without limitation, claims arising out of or relating to this Agreement, the subject matter hereof, and the arbitrability of any claim, shall be settled by arbitration as





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provided below.  The arbitration and all preliminary proceedings related thereto shall be conducted in accordance with such rules as may be agreed upon by the parties, or, failing agreement on such rules, in accordance with the Rules for Commercial Arbitration of the American Arbitration Association ("AAA"), as amended from time to time and as modified by this Agreement. The dispute shall be presented to a single arbitrator sitting in New York City.

                 (b)  The parties shall select the arbitrator within fifteen
(15) days after demand for arbitration is made by a party. If the parties are unable to jointly agree on an arbitrator within that period, then either party may request that the AAA select the arbitrator. Each arbitrator shall possess substantive legal experience in the principal issues in dispute.

                 (c) Any discovery permitted shall be limited to information directly relevant to the controversy in arbitration. In the event of discovery disputes, the arbitrator is directed to issue such orders as are appropriate to limit discovery in accordance with the foregoing and as are reasonable in light of the issues in dispute, the amount in controversy, and other relevant considerations. To the extent the parties are unable to agree on the scope of discovery, the arbitrator shall require the party seeking discovery on an issue to present the legal and factual basis for the claim and shall permit the party opposing discovery to respond. The arbitrator shall permit discovery on an issue only if the arbitrator concludes that there is a reasonable and good faith basis in law and in fact for bringing such allegations and that the discovery appears likely to present substantive evidence regarding that claim. The arbitrator may permit limited discovery to permit investigation of some of the claims or to determine whether a claim has sufficient basis in law or in fact to warrant further discovery, but shall issue appropriate orders to restrict the scope of such discovery. The federal or state rules or procedure and evidence shall not apply to the arbitration proceedings, including without limitation the rules of discovery. The arbitrator shall consider claims of privilege, work product and other restrictions on discovery as appear to be warranted.

                 (d) The arbitrator shall award the prevailing party its attorneys' and experts' fees and disbursements incurred in resolving the dispute (including those of in-house counsel and experts) and shall award double costs and expenses or other sanctions to the extent the arbitrator finds any claim advanced in the proceedings to be frivolous or without a good faith basis in fact and in law when such claim was first presented for arbitration.

                 (e) Except as may otherwise be agreed in writing by the parties or as ordered by the arbitrator upon substantial justification shown, the hearing for the dispute shall be held within ninety (90) days of submission of the dispute to arbitration. The arbitrator shall render the final award within thirty (30) days following conclusion of the hearing and any required post- hearing briefing or other proceedings ordered by the arbitrator. The arbitrator shall state the factual and legal basis for the award. The decision of the arbitrator shall be final and binding, except as provided in the Federal Arbitration Act, 9 U.S.C. Section 1, et seq., and except for





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errors of law based on the findings of fact.  Final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment shall not be required to make such award effective. The parties hereby irrevocably submit to the exclusive jurisdiction and venue of the state and federal courts located in New York, New York. THE PARTIES EXPRESSLY WAIVE THEIR RIGHTS TO A TRIAL BY JURY.

         IN WITNESS WHEREOF, the parties have caused this Employment Agreement to be executed as of the day and year first above written.


A T T E S T:

    /s/                           /s/ THOMAS C. PARRINELLO
By:___________________            ________________________________
                                  THOMAS C. PARRINELLO




GREYHOUND FINANCIAL CORPORATION,
on behalf of itself and following consummation of the Acquisition noted above, of Fleet Factors Corp., d/b/a
Ambassador Factors Corp.


A T T E S T:

    /s/                                /s/  S. EICHENFIELD
By:_____________________          By: ____________________________



Ratified and Approved,
this ___ day of February, 1994:


Ambassador Factors Corp.
(formerly known as Fleet
Factors Corp.)


    /s/
By ____________________





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